                                AMENDMENT TO THE
                    DIME BANCORP, INC. OFFICER INCENTIVE PLAN

                             EFFECTIVE MAY 18, 2000

       The Dime Bancorp, Inc. Officer Incentive Plan (the "Plan") is hereby amended effective as of the date set forth above, as follows:

       1. Section 2 of the Plan is redesignated as subsection 2(a) and the following is added at the end thereof:

              "Notwithstanding anything in the Plan to the contrary, the Committee (the "Umbrella Trust Committee") under the Umbrella Trust Agreement among Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and HSBC Bank USA, as Trustee with respect to the Covered Arrangements of The Dime Savings Bank of New York, FSB and Related Entities, and any successor agreement thereto (the "Umbrella Trust") and the trustee under the Umbrella Trust (the "Trustee") shall have the discretionary authority to interpret the provisions of the Plan to the extent that interpretive authority is provided to the Umbrella Trust Committee and/or the Trustee, as applicable, under the Umbrella Trust. The decisions of the Umbrella Trust Committee, the Trustee and their delegatee(s) shall govern the interpretation of the Plan and any amendments thereto, notwithstanding any authority granted to another individual, group of individuals or entity herein, with respect to the determination of the amount, form and timing of guaranteed minimum bonus payments hereunder."

       2. A new subsection 2(b) is added to the Plan following subsection 2(a) (as redesignated above) to read as follows:

              "(b) Notwithstanding anything hereunder to the contrary, after a "Change in Control" or "Irrevocable Election" (each as defined in the Umbrella Trust), claims for guaranteed minimum bonus payments hereunder by a Participant or Beneficiary under the Umbrella Trust may be filed with the Trustee, and the timely filing of such a claim or election shall be treated for all purposes of the Plan as if such clause or election was timely filed with the Committee."

       3.     A new Section 5 is added to the Plan to read as follows:

              "5.    Cancellation of Irrevocable Election. The provisions
              hereunder relating to periods after an "Irrevocable Election" under the Umbrella Trust shall no longer apply in the event the Irrevocable Election is revoked or cancelled pursuant to the terms of the Umbrella Trust, and the provisions of the Plan in effect prior to an Irrevocable Election shall again apply, unless and to the extent that, prior or subsequent to the revocation or cancellation of such Irrevocable Election, another Irrevocable Election or a "Change in Control" under the Umbrella Trust has occurred, with respect to which Plan provisions relating thereto will continue to separately apply."

                       AMENDMENT TO THE DIME BANCORP, INC.
                        SENIOR MANAGEMENT INCENTIVE PLAN

                             EFFECTIVE MAY 18, 2000

       The Dime Bancorp, Inc. Senior Management Incentive Plan (the "Plan") is hereby amended effective as of the date set forth above, as follows:

       1. Section 3 of the Plan is redesignated as subsection 3(a) and the following is added at the end thereof:

              "Notwithstanding the foregoing or anything otherwise in the Plan to the contrary, the Committee (the "Umbrella Trust Committee") under the Umbrella Trust Agreement among Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and HSBC Bank USA, as Trustee with respect to the Covered Arrangements of The Dime Savings Bank of New York, FSB and Related Entities, and any successor agreement thereto (the "Umbrella Trust") and the trustee of the Umbrella Trust (the "Trustee") shall have the discretionary authority to interpret the provisions of the Plan to the extent that interpretive authority is provided to the Umbrella Trust Committee and/or the Trustee, as applicable, under the Umbrella Trust. The decisions of the Umbrella Trust Committee, the Trustee and their delegatee(s) shall govern the interpretation of the Plan and any amendments thereto, notwithstanding any authority granted to another individual, group of individuals or entity herein, with respect to the determination of the amount, form and timing of guaranteed minimum bonus payments hereunder."

       2. A new subsection 3(b) is added to the Plan following subsection 3(a) (as redesignated above) to read as follows:

              "(b)   Notwithstanding anything hereunder to the contrary, after a
              "change in control" (as defined in the Umbrella Trust) or "Irrevocable Election" under the Umbrella Trust, claims for guaranteed minimum target bonus payments hereunder by a Participant or Beneficiary under the Umbrella Trust may be filed with the Trustee, and the timely filing of such a claim or election shall be treated for all purposes of the Plan as if such claim or election was timely filed with the Committee."

       3. Section 8(a) of the Plan is amended to read in its entirety as follows:

              "      (a)    Guaranteed minimum target bonus payments. Upon the
              occurrence of a Change in Control as defined in clause (v) of subsection 8(b) below, all

              Participants who are in service with the Company or any of its subsidiaries or affiliates at the time of the Change in Control, and who may otherwise (if all conditions related to such award were met) be entitled pursuant to an Award under this Plan to receive a target bonus amount for the calendar year in which such Change in Control occurs (the "Initial Period"), and with respect to any subsequent calendar year that ends prior to the occurrence of a Change in Control as defined in any of clause (i) through
              (iv) of subsection 8(b) below (an "Interim Period"), shall be entitled to receive not less than a pro-rated portion of each such minimum target bonus amount (which target bonus amount may not be reduced in contemplation of, or on or after the occurrence of, the Change in Control), calculated by multiplying such minimum target bonus amount by a fraction, the numerator of which is the number of days during which the employee was employed by the Company or any of its subsidiaries or affiliates during the Initial Period or Interim Period, as appropriate, and the denominator of which is the number of days in such calendar year, provided that no Abandonment Date arises with respect to such Change in Control prior to the end of the Initial Period or Interim Period, as appropriate. For purposes of determining the guaranteed minimum target bonus amounts described above, where the target bonus is denoted as a percentage of annual salary based on a Participant's tier level, the target bonus will be computed based on the combination of the Participant's annual salary rate and tier level in effect at any time during the relevant calendar year that results in the highest target bonus amount. If an Abandonment Date occurs with respect to a Change in Control described in clause (v) of subsection 8(b) below but the employment of a Participant who was employed as of the date of such Change in Control is terminated by the Company and its subsidiaries (other than for "cause" (as defined below)) during the Initial Period or Interim Period, or the Participant terminates his or her employment with the Company and its subsidiaries after the Participant's employer has reduced the Participant's annual salary below that in effect immediately prior to the occurrence of the event described in clause (v) of subsection 8(b), provided that such termination of employment occurs after the occurrence of the event described in clause (v) of subsection 8(b) and during the Initial Period or Interim Period, but before the Abandonment Date, then, notwithstanding the occurrence of the Abandonment Date, one or more pro-rated minimum guaranteed bonus amounts shall be payable with respect to such Participant, as appropriate.

                     In addition, upon the occurrence of a Change in Control as defined in any of clause (i) through (iv) of subsection 8(b) below, all Participants who are in service with the Company or any of its subsidiaries or affiliates at the time of the Change in Control, and who may otherwise (if all conditions related to such award were met) be entitled pursuant to an Award under this Plan to receive a target bonus amount for the calendar year in which such Change in Control occurs, shall be entitled to receive not less than a pro-rated portion of such minimum target bonus amount (which target bonus amount may not be reduced in contemplation of, or on or after the occurrence of, the Change in Control), calculated by multiplying such minimum target bonus amount by a fraction, the numerator of which is the number of days during which the employee was employed by the Company or any of its subsidiaries or affiliates during the calendar year in which the Change in Control described in any of such clauses (i) through (iv) of subsection 8(b) occurs, and the denominator of which is the number of days in such calendar year. For purposes of determining the guaranteed minimum target bonus amount described above, where the target bonus is denoted as a percentage of annual salary based on a Participant's tier level, the target bonus will be computed based on the combination of the Participant's annual salary rate and tier level in effect at any time during the calendar year that results in the highest target bonus amount. It is understood that if Changes in Control described in clause (v) of subsection 8(b) and in any of clauses (i) through (iv) of subsection 8(b) occur in two different years, guaranteed minimum bonus amounts shall, if applicable, be payable for each of the Initial Period, the Interim Period (if applicable), and the calendar year during which the Change in Control described in any of clauses (i) through (iv) of subsection 8(b) occurs, while if Changes in Control described in clause (v) of subsection 8(b) and in any of clauses (i) through (iv) of subsection 8(b) occur in a single calendar year, only a single guaranteed minimum bonus amount will be payable to a Participant pursuant to this subsection 8(a).

                     Each of the guaranteed minimum target bonus amounts
              described above shall be paid no later than the earlier of (I) March 31 of the year following the taxable year of the Company in which the applicable Change in Control event occurs or, for an Interim Period, in which such calendar year ends, or (II) as soon as practicable following the Participant's termination of employment, unless otherwise deferred pursuant to the Dime Bancorp, Inc. Voluntary Deferred Compensation Plan (in which event it will be paid in accordance with such deferral election and be accompanied by earnings thereon)."

       4. The language of subsection 8(b)(v) of the Plan preceding the second sentence thereof (containing the definition of "Abandonment Date") is amended to read as follows:

              "(v)   the execution of a binding agreement that if consummated
              would result in a Change in Control of a type specified in clause
              (i) or (iii) of this subsection 8(b) (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change in Control of a type specified in clause (iv) of this subsection 8(b) (an "Asset Sale Agreement") or the adoption by the Board of Directors of the Company or the Bank of a plan of complete liquidation or dissolution of the Company or the Bank that, if consummated, would result in a Change in Control of a type specified in clause (iv) of this subsection 8(b) (a "Plan of Liquidation")."

       5.     A new Section 17 is added to the Plan to read as follows:

              "17.   Cancellation of Irrevocable Election. The provisions
              hereunder relating to periods after an "Irrevocable Election" under the Umbrella Trust shall no longer apply in the event the Irrevocable Election is revoked or cancelled pursuant to the terms of the Umbrella Trust, and the provisions of the Plan in effect prior to an Irrevocable Election shall again apply, unless and to the extent that, prior or subsequent to the revocation or cancellation of such Irrevocable Election, another Irrevocable Election or a Change in Control has occurred, with respect to which Plan provisions relating thereto will continue to separately apply."

                       AMENDMENT TO THE DIME BANCORP, INC.
                        MIDDLE MANAGEMENT INCENTIVE PLAN

                             EFFECTIVE MAY 18, 2000

       The Dime Bancorp, Inc. Middle Management Incentive Plan (the "Plan") is hereby amended effective as of the date set forth above, as follows:

       1. Section 3 of the Plan is redesignated as subsection 3(a) and the following is added at the end thereof:

              "Notwithstanding the foregoing or anything otherwise in the Plan to the contrary, the Committee (the "Umbrella Trust Committee") under the Umbrella Trust Agreement among Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and HSBC Bank USA, as Trustee with respect to the Covered Arrangements of The Dime Savings Bank of New York, FSB and Related Entities, and any successor agreement thereto (the "Umbrella Trust") and the trustee of the Umbrella Trust (the "Trustee") shall have the discretionary authority to interpret the provisions of the Plan to the extent that interpretive authority is provided to the Umbrella Trust Committee and/or the Trustee, as applicable, under the Umbrella Trust. The decisions of the Umbrella Trust Committee, the Trustee and their delegatee(s) shall govern the interpretation of the Plan and any amendments thereto, notwithstanding any authority granted to another individual, group of individuals or entity herein, with respect to the determination of the amount, form and timing of guaranteed minimum bonus payments hereunder."

       2. A new subsection 3(b) is added to the Plan following subsection 3(a) (as redesignated above) to read as follows:

              "(b)   Notwithstanding anything hereunder to the contrary, after
              a "change in control" (as defined in the Umbrella Trust) or "Irrevocable Election" under the Umbrella Trust, claims for guaranteed minimum target bonus payments hereunder by a Participant or Beneficiary under the Umbrella Trust may be filed with the Trustee, and the timely filing of such a claim or election shall be treated for all purposes of the Plan as if such claim or election was timely filed with the Committee."

       3. Section 8(a) of the Plan is amended to read in its entirety as follows:

              "      (a)    Guaranteed minimum target bonus payments. Upon the
              occurrence of a Change in Control as defined in clause (v) of subsection 8(b) below, all

              Participants who are in service with the Company or any of its subsidiaries or affiliates at the time of the Change in Control, and who may otherwise (if all conditions related to such award were met) be entitled pursuant to an Award under this Plan to receive a target bonus amount for the calendar year in which such Change in Control occurs (the "Initial Period"), and with respect to any subsequent calendar year that ends prior to the occurrence of a Change in Control as defined in any of clause (i) through
              (iv) of subsection 8(b) below (an "Interim Period"), shall be entitled to receive not less than a pro-rated portion of each such minimum target bonus amount (which target bonus amount may not be reduced in contemplation of, or on or after the occurrence of, the Change in Control), calculated by multiplying such minimum target bonus amount by a fraction, the numerator of which is the number of days during which the employee was employed by the Company or any of its subsidiaries or affiliates during the Initial Period or Interim Period, as appropriate, and the denominator of which is the number of days in such calendar year, provided that no Abandonment Date arises with respect to such Change in Control prior to the end of the Initial Period or Interim Period, as appropriate. For purposes of determining the guaranteed minimum target bonus amounts described above, where the target bonus is denoted as a percentage of annual salary based on a Participant's tier level, the target bonus will be computed based on the combination of the Participant's annual salary rate and tier level in effect at any time during the relevant calendar year that results in the highest target bonus amount. If an Abandonment Date occurs with respect to a Change in Control described in clause (v) of subsection 8(b) below but the employment of a Participant who was employed as of the date of such Change in Control is terminated by the Company and its subsidiaries (other than for "cause" (as defined below)) during the Initial Period or Interim Period, or the Participant terminates his or her employment with the Company and its subsidiaries after the Participant's employer has reduced the Participant's annual salary below that in effect immediately prior to the occurrence of the event described in clause (v) of subsection 8(b), provided that such termination of employment occurs after the occurrence of the event described in clause (v) of subsection 8(b) and during the Initial Period or Interim Period, but before the Abandonment Date, then, notwithstanding the occurrence of the Abandonment Date, one or more pro-rated minimum guaranteed bonus amounts shall be payable with respect to such Participant, as appropriate.

                     In addition, upon the occurrence of a Change in Control as defined in any of clause (i) through (iv) of subsection 8(b) below, all Participants who are in service with the Company or any of its subsidiaries or affiliates at the time of the Change in Control, and who may otherwise (if all conditions related to such award were met) be entitled pursuant to an Award under this Plan to receive a target bonus amount for the calendar year in which such Change in Control occurs, shall be entitled to receive not less than a pro-rated portion of such minimum target bonus amount (which target bonus amount may not be reduced in contemplation of, or on or after the occurrence of, the Change in Control), calculated by multiplying such minimum target bonus amount by a fraction, the numerator of which is the number of days during which the employee was employed by the Company or any of its subsidiaries or affiliates during the calendar year in which the Change in Control described in any of such clauses (i) through (iv) of subsection 8(b) occurs, and the denominator of which is the number of days in such calendar year. For purposes of determining the guaranteed minimum target bonus amount described above, where the target bonus is denoted as a percentage of annual salary based on a Participant's tier level, the target bonus will be computed based on the combination of the Participant's annual salary rate and tier level in effect at any time during the calendar year that results in the highest target bonus amount. It is understood that if Changes in Control described in clause (v) of subsection 8(b) and in any of clauses (i) through (iv) of subsection 8(b) occur in two different years, guaranteed minimum bonus amounts shall, if applicable, be payable for each of the Initial Period, the Interim Period (if applicable), and the calendar year during which the Change in Control described in any of clauses (i) through (iv) of subsection 8(b) occurs, while if Changes in Control described in clause (v) of subsection 8(b) and in any of clauses (i) through (iv) of subsection 8(b) occur in a single calendar year, only a single guaranteed minimum bonus amount will be payable to a Participant pursuant to this subsection 8(a).

                     Each of the guaranteed minimum target bonus amounts
              described above shall be paid no later than the earlier of (I) March 31 of the year following the taxable year of the Company in which the applicable Change in Control event occurs or, for an Interim Period, in which such calendar year ends, or (II) as soon as practicable following the Participant's termination of employment, unless otherwise deferred pursuant to the Dime Bancorp, Inc. Voluntary Deferred Compensation Plan (in which event it will be paid in accordance with such deferral election and be accompanied by earnings thereon)."

       4. The language of subsection 8(b)(v) of the Plan preceding the second sentence thereof (containing the definition of "Abandonment Date") is amended to read as follows:

              "(v)   the execution of a binding agreement that if consummated
              would result in a Change in Control of a type specified in clause
              (i) or (iii) of this subsection 8(b) (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change in Control of a type specified in clause (iv) of this subsection 8(b) (an "Asset Sale Agreement") or the adoption by the Board of Directors of the Company or the Bank of a plan of complete liquidation or dissolution of the Company or the Bank that, if consummated, would result in a Change in Control of a type specified in clause (iv) of this subsection 8(b) (a "Plan of Liquidation")."

       5.     A new Section 17 is added to the Plan to read as follows:

              "17.   Cancellation of Irrevocable Election. The provisions
              hereunder relating to periods after an "Irrevocable Election" under the Umbrella Trust shall no longer apply in the event the Irrevocable Election is revoked or cancelled pursuant to the terms of the Umbrella Trust, and the provisions of the Plan in effect prior to an Irrevocable Election shall again apply, unless and to the extent that, prior or subsequent to the revocation or cancellation of such Irrevocable Election, another Irrevocable Election or a Change in Control has occurred, with respect to which Plan provisions relating thereto will continue to separately apply."